UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

At its meeting on February 9, 2007, the board of directors of Coca-Cola Enterprises Inc. concluded that a material charge for impairment to its North American franchise license intangible assets was required under generally accepted accounting principles applicable to the company.

The annual impairment tests of goodwill and franchise license intangible assets were performed as of October 27, 2006, and indicated that the estimated value of the company’s North American franchise license intangible assets was less than their carrying amount. As such, the company recorded a $2.9 billion ($1.8 billion net of tax, or $3.80 per common share) non-cash impairment charge to reduce the carrying amount of these assets to their estimated fair value. If, in the future, the estimated fair value of the company’s North American franchise rights were to decline further, it would be necessary to record an additional non-cash impairment charge. The decline in the estimated fair value of the company’s North American franchise intangible assets reflects the negative impact of several contributing factors, which resulted in a reduction in the forecasted cash flows and growth rates used to estimate fair value. These factors include, but are not limited to, (1) an extraordinary increase in raw material costs expected in 2007, driven by significant increases in the cost of aluminum and high fructose corn syrup (a sweetener); (2) a challenging marketplace environment including continued weakness in the carbonated soft drink category and increased pricing pressures in several high-growth categories, such as water; and (3) increased interest rates contributing to a higher discount rate and capital charge. Furthermore, the business and marketplace environments in which the company currently operates differ significantly from the historical environment that drove the business cases used to value and record the acquisition of certain of its North American franchise rights. Accordingly, for certain acquisitions the company has been unable to attain the forecasted growth projections that were used to value the franchise rights at the time they were acquired.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2007, the board of directors of the company amended Article III, Committees of the Board of Directors. The bylaws as amended through February 9, 2007 are attached as Exhibit 3(ii) to this report.

Item 9.01.	Financial Statements and Exhibits.

3(ii)	Bylaws of Coca-Cola Enterprises Inc. as amended through February 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC.
(Registrant)

Date: February 12, 2007	By:	/s/ E. Liston Bishop III
E. Liston Bishop III Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Bylaws of Coca-Cola Enterprises Inc. as amended through February 9, 2007.